EXHIBIT 23.1





                          INDEPENDENT AUDITORS CONSENT



         We consent to the incorporation by reference in the Registration Statement of IPVoice.com, Inc., on Form S-8 to be filed on or about March 3, 2000, with the Securities and Exchange Commission our report dated August 20, 1999 on the consolidated financial statements of IPVoice.com, Inc., which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the form 10SB for the year ended December 31, 1998.



/s/ Durland & Company, CPA's, P.A.
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Durland & Company, CPA's, P.A.
Palm Beach, Florida

March 3, 2000